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                                                                     EXHIBIT 4.4

                               BUSINESS OBJECTS SA

                           STOCK SUBSCRIPTION WARRANT

1.                General

THIS CERTIFIES that, for value received, David Peterschmidt, or assigns as further defined hereunder, is entitled to purchase from Business Objects S.A., a corporation organized under the laws of the Republic of France, (hereinafter "the Company"), 15,000 Ordinary Shares of the Company, subject to adjustment in accordance with section 4 hereof, ("the Warrant Shares"), at an exercise price (the "Warrant Price") of 19,45 euros per share, subject to adjustment in accordance with section 4 hereof, and subject to the vesting provisions of section 2 hereof. These 15,000 Warrant Shares (collectively "the Warrant") evidence the resolution approved by the Board of director of the Company at the meeting held on July 22, 2003 at the Business Objects Americas, Inc. registered office in accordance to the authorization granted by the Sharholders of the Company at the meeting held on May 15, 2003, at Coeur Defense, Amphitheatre Hermes, La Defense 4, 110 esplanade du General de Gaule, 92053 Paris La Defense.

2.                Exercise period and vesting schedule

                  (a) To the extent it has then vested pursuant to Section 2(b) below, this Warrant shall be exercisable in whole or in part by the holder hereof, provided however that upon termination of the holder's membership on the Board of Directors of the Company, this Warrant shall remain exercisable for a period of ninety days, and shall terminate on the 91st day thereafter.

                  (b) This Warrant may be exercised up to 5,000 shares on or after June 1, 2004, up to 5,000 shares on or after June 1, 2005, and up to the remaining 5,000 shares on or after June 1, 2006.

                  (c) This Warrant may be exercised in one or several lots, but at the latest on the earlier of the two following dates : (i) July 22, 2008, or (ii) in case of termination of the term of office as Director of the Company, within 90 days following such termination date.

3. Exercise of Warrants. The rights represented by this Warrant may be exercised by the holder hereof, in accordance with section 2 hereof, by
(i) notification of exercise by registered mail to the Company together with a share subscription form (bulletin de souscription) in the form attached hereto, duly completed and signed by the holder and (ii) full payment of the Warrant Price for the shares with respect to which the Warrant is exercised. The Warrant Price may be paid exclusively in euros, in cash or by check or wire transfer. In the event of the exercise of the rights represented by this Warrant, confirmations or "attestations d'inscription en compte" shall be delivered to the holder within a reasonable time. The rights represented by this Warrant shall be deemed exercised on the date on which the Company receives payment of the Warrant Price and any applicable taxes (which shall be

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the sole responsibility of the holder, and not of the Company), irrespective of the date of delivery of the notification of exercise.

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4.                Adjustment of Warrant Shares and Warrant Price. The Warrant
Shares and Warrant Price shall be subject to the following adjustments:

                  (a) In the event that, while the Warrant has not been exercised in full, the Company should proceed to any transaction mentioned in articles 171 et seq. of Decree n(degrees)67-236 of March 23, 1967, the rights of the holder shall be preserved, by adjusting, in accordance with French Law, the number of shares to be issued upon the exercise of Warrant so as to entitle the holder thereof to subscribe such number of shares that have the same aggregate value immediately following such event as the shares that could have been subscribed for immediately prior to such event.

                  (b) In the event of share capital reduction motivated by losses, the rights of the holder in respect of the number of shares to subscribe and purchase upon exercise of this Warrant will be reduced accordingly, as if the holder had been shareholder as from the date of issue of the Warrant, and as if the Warrant had been fully vested as of that date.

5.                Non transferability of Warrant.

                  (a) Except as provided in sub-section (b) below, this Warrant and all rights hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or laws of descent or distribution and may be exercised, during the lifetime of the holder, only by the holder.

                  (b) The transfer of this Warrant to the holder's Immediate Family shall be exempt from the provisions of section 5(a), provided however that the transferee agrees to be bound by and comply with the provisions of this Warrant, and signs a consent in the form attached hereto. << Immediate Family >> as used herein shall mean the spouse, a direct descendant or ascendant, a brother or a sister of David Peterschmidt.

                  (c) This certificate is not transferable by endorsement or any other means and does not constitute evidence of ownership. If and when allowed, assignment of all or part of this Warrant may only be completed by notifying the form of assignment attached hereto, duly completed and signed by the holder.

6. Merger. In the event of merger of the Company, the holder of the Warrant will be notified and given the same information as if he were a shareholder in order to exercise, if he wishes so, his subscription rights. Moreover, had he not acquired his full rights, the Board of Directors may, in its sole discretion and as an exception to section 2 hereof, decide to increase the number of shares for which he will exercise his right, within the limit of the total number of shares authorized hereunder.

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7.                Applicable law. This Warrant is subject to the laws of the
Republic of France.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on September 16, 2003.

                                              BUSINESS OBJECTS SA

                                              /s/ Bernard Liautaud

                                              By: Bernard Liautaud
                                              Chairman of the Board of Directors

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                              FORM OF SUBSCRIPTION
                     [to be signed upon exercise of Warrant]

                              BUSINESS OBJECTS S.A.
                                 Societe anonyme
                   with a share capital of 6,425,459,70 euros
                 Registered office : 157-159 rue Anatole France
                             92300 Levallois-Perret
                          R.C.S. Nanterre B 379 821 994

The undersigned, holder of ___________________Share Warrants in total, the issue of which was authorized and approved by the Extraordinary Shareholders Meeting of May 15, 2003, for a price of ____________ euros per Warrant Share, hereby elects to purchase thereunder, ___________________Ordinary Shares of 0.10 euro nominal value each of BUSINESS OBJECTS S.A., and herewith makes payment of ______________________ euros.

The undersigned requests that the confirmation for such Ordinary Share be issued in the
name               of                and              delivered               to
___________________________________________________________
Whose                                 address                                 is
__________________________________________________________________.

Made on this __________ day of ______________, ____________

By David Peterschmidt

___________________________________
Signature
[above signature, please hanwritte "Valid for subscription of _________ shares.]

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                               FORM OF ASSIGNMENT
                     [to be signed upon transfer of Warrant]

         The undersigned hereby sells, assigns and/or transfers unto ___________________, who qualifies as an Immediate Family member in its capacity as ______________, the rights represented by the within Warrant to purchase __________ Ordinary Shares of Business Objects S.A., to which the within Warrant relates.

Made on this __________ day of ______________, ____________

Signature

Name

Address

Signed in the presence of: